[White & Case Draft of 9/21/07]

                                                                       EXHIBIT B

                             SHAREHOLDERS AGREEMENT

     SHAREHOLDERS AGREEMENT (this "Agreement"), dated as of _______ __, 200_, among [New Dana Corporation], a [_______] corporation (the "Company"),(1) Appaloosa Management, L.P., a Delaware limited partnership ("Appaloosa"), and ______ , a __________ (together with any Qualified Purchaser Transferee thereof, "Purchaser").(2)

     A. Dana Corporation, a Virginia corporation and the predecessor to the Company for certain Bankruptcy Code purposes ("Dana"), entered into an Investment Agreement, dated as of September [ ], 2007 (the "Investment Agreement"), with Appaloosa, Purchaser and the other parties thereto, pursuant to which, among other things, on the terms and subject to the conditions thereof, Purchaser has agreed to acquire up to 2,500,000 shares of the Company's 4.0% Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred"), and up to 5,000,000 shares of the Company's 4.0% Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred"). The Series A Preferred and Series B Preferred are convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms set forth in the Articles (defined below).

     B. The Series A Preferred owned by Purchaser constitutes 100% of the shares of Series A Preferred outstanding on the date hereof, and the Series B Preferred owned by Purchaser constitutes ___% of the shares of Series B Preferred outstanding on the date hereof. Together, the shares of Series A Preferred and Series B Preferred owned by Purchaser constitute ___% of the shares of the Common Stock outstanding on the date hereof, on an as-converted basis.

     C. The Company, Purchaser and Appaloosa desire to make certain provisions in respect of their relationship.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

                                 I.  DEFINITIONS

          1.1 Definitions. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein:

          "Affiliate" has the meaning given to such term in the Articles; provided,
----------
(1)  Corporate name/jurisdiction of reorganized company to be determined.

(2) Note: Standby Purchasers (if any) to be added as parties and throughout document in appropriate places.

however, that as such term is used in this Agreement, the members of the Investor Group will not be included as Affiliates of the Company.

          "Articles" means the Company's Articles of Serial Designation of 4.0% Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock, in the form attached hereto as Exhibit A.

          "Assumption Agreement" means an agreement in writing in substantially the form of Exhibit B hereto pursuant to which the party thereto agrees to be bound by the terms and provisions of this Agreement.

          "Bankruptcy Code" means chapter 11 of title 11 of the United States Code.

          "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York.

          A Person will be deemed the "beneficial owner" of, and will be deemed to "beneficially own," and will be deemed to have "beneficial ownership" of:

          (i) any securities that such Person or any of such Person's Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement and any securities deposited into a trust established by the Person the sole beneficiaries of which are the shareholders of the Person; and

          (ii) any securities (the "underlying securities") that such Person or any of such Person's Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities); and

          (iii) any securities beneficially owned by persons that are part of a "group" (within the meaning of Rule 13d-5(b) under the Exchange Act) with such Person.

          "Board" means the Board of Directors of the Company.

          "Chapter 11 Plan" means the joint plan of reorganization filed by Dana and its debtor subsidiaries with the Bankruptcy Court.

          "Charter" means the Company's Restated Articles of Incorporation, as in effect from time to time, together with the Articles.

          "Company Sale" has the meaning given to such term in the Articles.

          "Current Market Price" has the meaning given to such term in the Articles.

          "Director Designation Termination Date" means the date on which shares of Series A Preferred having an aggregate Series A Liquidation Preference of at least $125 million are no longer owned by Purchaser.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" has the meaning given to such term in the Articles.

          "Indebtedness" means all indebtedness of a Person, including without limitation obligations for borrowed money, lease financing and indebtedness of another Person guaranteed by such Person or secured by the assets of such Person.

          "Independent Director" has the meaning given to such term in the Articles.

          "Investor Group" means Purchaser and its Affiliates, including Appaloosa.(3)

          "Person" has the meaning given to such term in the Articles.

          "Purchaser Designees" means the directors of the Company who were designated for nomination pursuant to Article III of this Agreement.

          "Qualified Purchaser Transferee" means an Affiliate of Purchaser that executes an Assumption Agreement, but only to the extent that such Qualified Purchaser Transferee is a corporation or other organization, whether incorporated or unincorporated, of which either Purchaser or Appaloosa directly or indirectly owns or controls 100% of the securities or other interests having by their terms ordinary voting power to elect the board of directors (or others performing similar functions) of such corporation or other organization.(4)

          "Representatives" means, with respect to a Person, such Person's directors, officers, employees, agents, counsel, consultants, accountants, experts, auditors, examiners, financial advisors or other representatives, agents or professionals.

          "Series A Liquidation Preference" means $100.00 per share, as adjusted from time to time in accordance with the Articles.

          "Subsidiary" means, when used with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

          "Voting Securities" means the Common Stock, all other equity securities

----------
(3)  Note: see footnote 2.

(4)  Note: see footnote 2.

entitled to vote in the election of directors of the Company and all other securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise), including the Series A Preferred and the Series B Preferred.

                                II.  STANDSTILL

          2.1 Limitation During Standstill Period. Subject to Section 2.2, during the period commencing on the date of this Agreement and ending on the tenth anniversary thereof, none of Purchaser, Appaloosa or any of their respective Affiliates will, and none of their respective Representatives will on their behalf, publicly propose or publicly announce or otherwise disclose publicly an intent to propose, or enter into an agreement with any Person for, singly or with any other Person or directly or indirectly, (a) any form of business combination, acquisition or other transaction relating to the Company or any of its Subsidiaries, (b) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its Subsidiaries, or
(c) any demand, request or proposal to amend, waive or terminate any provision of this Article II, nor except as aforesaid during such period will Purchaser, Appaloosa or any of their respective Affiliates or any of their Representatives on their behalf (i) acquire, or offer, propose or agree to acquire, by purchase or otherwise, subject to applicable securities laws, any Voting Securities, (ii) make, or in any way participate in, any solicitation of proxies or votes with respect to any such Voting Securities (including by the execution of action by written consent), become a participant in any election contest with respect to the Company or any of its Subsidiaries, seek to influence any person with respect to any such Voting Securities, make a shareholder proposal with respect to the Company or its Subsidiaries or demand a copy of any the Company's or its Subsidiaries' lists of shareholders or other books and records, (iii) participate in or encourage the formation of any partnership, syndicate or other group which owns or seeks or offers to acquire beneficial ownership of any such Voting Securities or which seeks to affect control of the Company or any of its Subsidiaries or has the purpose of circumventing any provision of this Agreement, (iv) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the Company's and its Subsidiaries' management, board of directors or policies, or (v) make any proposal or other communication designed to, or which could be reasonably expected to, compel the Company to make a public announcement thereof in respect of any matter referred to in this
Section 2.1.

          2.2 Exceptions. Notwithstanding anything to the contrary set forth in Section 2.1, nothing in Section 2.1 will limit or affect or be deemed to apply to a Purchaser Designee's actions taken in connection with such Purchaser Designee's service as a director of the Company, and nothing herein will prohibit Purchaser, Appaloosa or any of their respective Affiliates from:

          (a) acquiring the shares of Series A Preferred and Series B Preferred pursuant to the Investment Agreement and the Chapter 11 Plan, and any Common Stock received upon conversion thereof (or any dividends or distributions received thereon);

          (b) acquiring beneficial ownership of any Voting Securities, unless following such acquisition Purchaser, Appaloosa and their respective Affiliates would beneficially own more than 30% of the Voting Securities issued and outstanding at such time;

          (c) taking any action with the approval of a majority of the members of the Board; or

          (d) in the event a majority of the members of the Board who are not Purchaser Designees approves a transaction described in Section 2.1(a) or
     (b) above, (i) voting to approve such transaction, subject to the restrictions contained in Section 4.3, and (ii) selling any securities of the Company owned by the Investor Group in connection with, and pursuant to the terms of, such transaction.

                           III.  BOARD REPRESENTATION

          3.1 Series A Preferred Directors. (a) The holders of the Series A Preferred have the director election rights set forth in Section 6(b) and (c) of the Articles for the time periods and to the extent set forth therein.

          (b) Beginning with the Company's first annual meeting of shareholders to elect directors following the date hereof (the "Director Designation Commencement Date"), the Company will ensure that Purchaser may designate nominees for each of the three directors to be elected by the Series A Preferred pursuant to Section 6(b)(i) of the Articles, including following the removal of any such director. In case of any vacancy (other than by removal) in the office of a Purchaser Designee, the vacancy will be filled with a designee of Purchaser by the remaining Purchaser Designees.

          (c) From and after the Director Designation Termination Date, Purchaser will cause any Purchaser Designees to resign promptly after the Company so requests.

          (d) Upon the election of the initial Board, the Board shall cause to be established a Nominating and Corporate Governance Committee of the Board (the "Nominating and Corporate Governance Committee"). Following the initial election of the Executive Chairman and the Chief Executive Officer (each of whom shall be reasonably acceptable to Appaloosa), the Executive Chairman and Chief Executive Officer shall be nominated for election to the Board by the Nominating and Corporate Governance Committee. Such nominee shall be elected to the Board by the holders of the Common Stock and the Preferred Stock, voting as a class. The Executive Chairman of the Board shall be selected as described in Section 3.1(f) below.

          (e) After the initial selection of the Series A Directors, until the Director Designation Termination Date, (a) holders of the Series A Preferred shall continue to directly elect (including removal and replacement) the Series A Directors and (b) the number of directors on the Board may not be increased. The rights of holders of Series A Preferred described in this Section 3.1(e) are referred to as "Series A Board Rights".

Upon the Director Designation Termination Date, the Series A Directors shall serve out their remaining term and thereafter be treated as ordinary Directors.

          (f) The initial Executive Chairman shall be selected by a selection committee (the "Selection Committee") comprised of one representative of Appaloosa, one representative of the Creditors Committee and one representative of the Standby Purchasers (other than Appaloosa). The Executive Chairman shall be approved by a majority vote of the Selection Committee (such majority to include the Appaloosa representative). Any successor Executive Chairman shall be selected by the Nominating and Governance Committee, subject (but only until the Director Designation Termination Date) to the approval of Appaloosa. Upon approval, such candidate shall be recommended by the Nominating and Corporate Governance Committee to the Board for appointment as the Executive Chairman and nomination to the Board. Holders of the Series A Preferred will vote on the candidate's election to the Board on an as-converted basis together with holders of Common Stock. The Executive Chairman shall be a full-time employee of the Company with his or her principal office in the Company's world headquarters in Toledo, Ohio and shall devote substantially all of his or her business activity to the business affairs of the Company. The Executive Chairman shall cause the Company to and the Company shall be obligated to meaningfully consult with the representatives of holders of the Series A Preferred Shares with respect to the annual budget and material modifications thereto prior to the time it is submitted to the Board for approval.

          (g) Purchaser shall have the non-exclusive right to propose, pursuant to written notice to the Board, the termination of (i) the Executive Chairman,
(ii) the Chief Executive Officer and/or (iii) the Chief Financial Officer, in each case, subject to a vote of the Board. If Purchaser proposes such termination of the Executive Chairman, the Chief Executive Officer or the Chief Financial Officer, the Board shall convene and vote on such proposal within ten
(10) days of the Board's receipt of written notice regarding such proposed termination; provided, that the then current Executive Chairman and the then current Chief Executive Officer of the Corporation shall not be entitled to vote on any proposal made pursuant to this provision for the termination of the Executive Chairman, the Chief Executive Officer or the Chief Financial Officer of the Corporation.

          3.2 Effectiveness. This Article III (other than Section 3.1(f)) will terminate without further action on the Director Designation Termination Date.

                           IV.  CERTAIN VOTING RIGHTS

          4.1 Purchaser Approval Rights. The Company may not, and may not permit its Subsidiaries to, take any of the following actions without Purchaser's prior written consent; provided, however, that if such written consent is withheld by Purchaser, the Company may, solely with respect to an action described below in Sections 4.1(a), 4.1(c), 4.1(d)(ii) (if such action would not adversely impact Purchaser's rights or its investment in the Company), 4.1(e), 4.1(f) or 4.1(g), notwithstanding the withholding of such written consent, take any such actions that are first approved by the affirmative vote or consent of holders of not less than two-thirds of the Voting Securities that are not held by Appaloosa, Purchaser or any of their respective Affiliates:

          (a) enter into any transaction with any director or officer of the Company, or any holder of 10% or more of the Voting Securities outstanding at such time, except for (i) compensation or incentive arrangements with officers or directors that have been approved by the Board or Compensation Committee thereof and (ii) transactions that are not material to the Company;

          (b) issue any security that ranks senior to or on parity with the Series A Preferred (or the Series B Preferred, if any shares of Series B Preferred are outstanding and owned by Purchaser) as to dividend rights and rights on liquidation, winding up and dissolution of the Company (including without limitation additional shares of Series A Preferred or Series B Preferred), or issue any options, rights, warrants or securities convertible into or exercisable or exchangeable for such shares; provided, however, that the written consent of Purchaser will not be necessary for the Company to authorize or issue any Indebtedness incurred to refinance, extend, renew, refund, repay, prepay, redeem, defease, exchange or replace (collectively, "Refinancings") any Indebtedness of the Company existing at the applicable time, as long as such Refinancings are (i) on prevailing market terms with respect to the economics thereof in all material respects and (ii) are on substantially the same terms (including without limitation with respect to obligors, tenor, security and ranking) as the Indebtedness to which such Refinancings relate with respect to other terms;

          (c) issue or authorize the issuance of any capital stock of the Company (or rights to acquire any capital stock of the Company) for a price per share that is less than (A) if such issuance is for Common Stock or options, rights, warrants or securities of the Company which are convertible into or exercisable or exchangeable for Common Stock of the Company ("Common Stock Derivatives"), the Current Market Price for the Common Stock at the time of such issuance, or (B) if such issuance is for capital stock of the Company or rights to acquire capital stock of the Company other than Common Stock or Common Stock Derivatives, the Fair Market Value of such capital stock or rights to acquire such capital;

          (d) (i) amend, alter or repeal any amendment to the Company's By-Laws that materially changes the rights of any member of the Investor Group or any Qualified Purchaser Transferee (in such Person's capacity as a holder of Series A Preferred) or the Company's shareholders generally or (ii) authorize, adopt or approve an amendment to, or repeal any provision of, the Charter or the Articles;

          (e) take any action that results in the purchase or redemption by the Company or any subsidiary of the Company of any equity securities of the Company involving aggregate cash payments by the Company in excess of $10 million during any 12-month period after the date hereof; provided, however, that the written consent of Purchaser will not be required for
     (i) the repurchase of any
     equity securities from any individual whose employment with the Company is terminated as long as such repurchase is approved by the Board (by majority vote of all members) or (ii) cashless exercise of, or surrender of shares for payment of withholding tax in connection with, any option, right, warrant or other security that is convertible into or exchangeable for Common Stock in accordance with the terms of its issuance;

          (f)  effect a Company Sale;

          (g)  voluntarily or involuntarily liquidate, wind up or dissolve; or

          (h) except pursuant to Section 3(a) of the Articles, pay or declare any dividend in cash on any shares of capital stock that ranks junior to or on parity with the Series A Preferred, including Series B Preferred.

          4.2 Termination of Purchaser Approval Rights. The provisions of Sections 4.1(a) - (h) will terminate upon the earlier to occur of the (a) third anniversary of the date hereof and (b) the date on which Purchaser no longer owns shares of Series A Preferred having an aggregate Series A Liquidation Preference of at least $125 million.

          4.3 Certain Limitations. Without limiting any other provision hereof, Purchaser(5) will, and will cause each other member of the Investor Group to, at any meeting of holders of Voting Securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of shareholders of the Company, or at any adjournment thereof, or in connection with any written consent of shareholders of the Company, vote, or cause to be voted, the Investor Group's Voting Securities in excess of 40% of the issued and outstanding Voting Securities (the "Voting Threshold") in the same proportion that the Company's other shareholders vote their Voting Securities with respect to any proposal submitted to the Company's shareholders for a vote, so that, as a result, the percentage of the Investor Group's Voting Securities in excess of the Voting Threshold that are voted in favor of such proposal will equal the percentage of the outstanding Voting Securities held by all other Company shareholders voted in favor of such proposal, and the percentage of the Investor Group's Voting Securities in excess of the Voting Threshold that are voted against such proposal will equal the percentage of the outstanding Voting Securities held by all other Company shareholders voted against such proposal.

          4.4 Certain Transactions. Except as expressly contemplated by this Agreement, the Investment Agreement or the documents referred to herein or therein, without the approval of a majority of the members of the Board who are not Purchaser Designees, none of Appaloosa, Purchaser or any of their respective Affiliates may enter into any transaction or agreement with the Company or any Subsidiary of the Company or any amendment or waiver of this Agreement.
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(5)  Note: see footnote 2.

                                V.  MISCELLANEOUS

          5.1 Notice of Certain Matters. Without limiting Section 8 of the Articles, if Purchaser at any time sells, assigns, transfers, pledges, hypothecates or otherwise encumbers or disposes of in any way all or any part of an interest in any shares of Series A Preferred (a "Transfer"), then Purchaser will, as promptly as practicable but in any event within five business days of such Transfer, provide notice to the Company in accordance with Section 5.3 stating (a) the date on which such Transfer occurred and (b) the name and contact information of such Transferee.

          5.2 Specific Performance. The parties agree that any breach by any of them of any provision of this Agreement would irreparably injure the Company or Purchaser and Appaloosa, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other parties will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which such other parties are entitled at law or in equity.

          5.3 Notices. Any notice or other communication required to be given hereunder will be in writing and sent by reputable courier service (with proof of service), by hand delivery, or by email or facsimile (followed on the same day by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

          If to the Company, to:

          [New Dana Corporation]
          4500 Dorr Street
          Toledo, Ohio 43615
          Attention: General Counsel and Secretary
          Fax: (419)535-4544

          with a copy to:

          Jones Day
          222 East 41st Street
          New York, New York 10017
          Attention:  Corinne Ball
          Email: cball@jonesday.com
          Fax: (212)755-7306

          and

          Attention: Marilyn W. Sonnie
          Email: mwsonnie@jonesday.com
          Fax: (212)755-7306

If to Purchaser or Appaloosa, to:

          Appaloosa Management L.P.
          26 Main Street
          Chatham, NJ 07928
          Attention: James Bolin
          Email: j.bolin@amlp.com
          Fax: (973)701-7055

          with a copy to:

          White & Case LLP
          Wachovia Financial Center
          200 South Biscayne Boulevard
          Suite 4900
          Miami, Florida 33131-2352
          Attention:  Thomas E. Lauria (tlauria@whitecase.com)
                      Gerard Uzzi (guzzi@whitecase.com)
          Fax:        (305) 358-5744/5766

     And

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York 10036
          Attention:  John Reiss (jreiss@whitecase.com)
                      Steven Teichman (steichman@whitecase.com)
          Fax:        212-354-8113

or to such other address as any party may specify by written notice so given, and such notice will be deemed to have been delivered as of the date so emailed, telecommunicated or personally delivered.

          5.4 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser(6) may transfer any of its rights under
Article III or IV to any Qualified Purchaser Transferee to which it transfers shares of Series A Preferred without violating the restrictions on transfer of the Series A Preferred set forth in Section 8 of the Articles; provided, however, that neither Purchaser nor Appaloosa will dispose of a majority of the voting power of such Qualified Purchaser Transferee in any transaction or series of transactions unless such shares of Series A Preferred have been transferred and the rights under this Agreement have been assigned back, in each
----------
(6)  Note: see footnote 2.

case to the original transferor thereof. Subject to this Section 5.4, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assign. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or, if applicable, any Qualified Purchaser Transferee or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          5.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto (including the Confidentiality Agreement, dated July 21, 2007, between Appaloosa and the Company).

          5.6 Amendment. Subject to applicable law, this Agreement may only be amended by an instrument in writing signed by the Company and Appaloosa (who will have the authority to bind Purchaser and all other members of the Investor Group).

          5.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

          5.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page will be deemed to be an original signature page.

          5.9 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

          5.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any of the covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto and (b) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          5.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

          5.12 Calculation of Beneficial Ownership. Any provision in this Agreement that refers to a percentage of Common Stock or Voting Securities will be calculated based on the aggregate number of issued and outstanding securities at the time of such calculation (on an as-converted basis, in the case of Voting Securities), but will not include any such securities issuable upon any options or warrants that are exercisable for such securities.

          5.13 Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York located in New York, New York or the United States District for the Southern District of New York (as applicable, a "New York Court"), and any appellate court from any such court, in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

          (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a New York Court, and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

          (c) No party may move to (i) transfer any such suit, action or proceeding from a New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a New York Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a New York Court for the purpose of bringing the same in another jurisdiction.

          (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a New York Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

          5.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,

PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

          5.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          5.16 Confidentiality. (a) The Investor Group will maintain, and Purchaser will cause each member of the Investor Group and each of its and their respective Representatives to maintain, the confidentiality of all material non-public information obtained by any member of the Investor Group from the Company or any of its Subsidiaries or its or their respective Representatives (a "Company Person"), and not to use such information for any purpose other than
(i) the evaluation and protection of the investment by Purchaser in the Company,
(ii) the exercise by Purchaser of any of its rights under this Agreement, and
(iii) the exercise by the Purchaser Designees of their fiduciary duties as members of the Board.

          (b)  Notwithstanding the foregoing, the confidentiality obligations of
Section 5.16(a) will not apply to information obtained other than in violation of this Agreement:

               (i) which any member of the Investor Group or any of its Representatives is required to disclose by judicial or administrative process, or by other requirements of applicable law or regulation or any governmental authority; provided, however, that, where and to the extent practicable, such disclosing party (A) gives the Company reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) reasonably cooperates with the Company (at the Company's expense) in attempting to obtain such protective measures;

               (ii) which becomes available to the public other than as a result of a breach of Section 5.16(a); or

               (iii) which has been provided to a member of the Investor Group or any of its Representatives by a source other than a Company Person, unless either Purchaser or such member of the Investor Group knows that the source of such information was bound by a confidentiality agreement with, or other contractual, legal or fiduciary objections of confidentiality to, the Company or any other Person with respect to such information.

          5.17 Acknowledgment of Securities Laws. Purchaser hereby acknowledges that it is aware, and that it will advise the other members of the Investor Group and its and their respective Representatives who are informed as to the material non-public information that is the subject of Section 5.16, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

          5.18 Premiums Upon a Change of Control. None of Appaloosa, Purchaser(7) or any of their respective Affiliates may receive, or be entitled to receive, any premium, payment or fee from any Person (a "Payor") in connection with voting in favor of, or transferring any Voting Securities in connection with, a transaction that results in (either alone or in connection with a series of related transactions) a Company Sale (as defined in the Articles), unless such amount is shared with, or payable by such Payor to, all holders of the same class and/or series of capital stock of the Company in respect of which such amount is paid to Appaloosa, Purchaser and their respective Affiliates, on a pro rata basis; provided, that this restriction shall not prohibit the reimbursement of expenses incurred by any holder of Series A Preferred or Series B Preferred and shall not prohibit the payment of fees by the Company to any holder of Series A Preferred or Series B Preferred if the Company has engaged such holder or its Affiliates as an advisor or consultant in connection with any transaction.

                            [Signature page follows]
----------
(7)  Note: see footnote 2.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                    [NEW DANA CORPORATION]


                                                    By:
                                                        ------------------------
                                                    Name
                                                    Title:


                                                    APPALOOSA MANAGEMENT L.P.


                                                    By:
                                                        ------------------------
                                                    Name
                                                    Title: Authorized Person


                                                    [PURCHASER]


                                                    By:
                                                        ------------------------
                                                    Name
                                                    Title: Authorized Person

                                                                       EXHIBIT A

                                    ARTICLES

[To be attached]

                                                                       EXHIBIT B

                          FORM OF ASSUMPTION AGREEMENT

     The undersigned hereby agrees, effective as of the date hereof, to become a party to, and be bound by the provisions of, the Shareholders Agreement (the "Agreement") dated as of _________ ___, 200_ by and among [New Dana Corporation], Appaloosa Management L.P. and [Purchaser], and for all purposes of the Agreement, the undersigned will be a "Qualified Purchaser Transferee" (as defined in the Agreement). Without limiting the foregoing, the undersigned acknowledges that the shares of Series A Preferred (as defined in the Agreement) transferred to the undersigned in connection herewith are subject to the transfer restrictions set forth in the Articles (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:


---------------------------------

---------------------------------

---------------------------------

Facsimile No.
              -------------------

                                                     [Name]

                                                    By:
                                                        ------------------------
                                                        Name
                                                        Title: